                                                                  EXHIBIT 10.7.1





                                A G R E E M E N T


                                     BETWEEN


                                 LECHTERS, INC.

                                     - AND -

                                   DAVID CULLY

                                      INDEX

                                                                          PAGE #
                                                                          ------

1.  Definitions                                                              1

2.  Term of Employment                                                       2

3.  Position, Duties and Responsibilities                                    2

4.  Base Salary                                                              3

5.  Annual Incentive Awards                                                  3

6.  Long-Term Stock Incentive Programs                                       3

7.  Employee Benefit Programs                                                3

8.  Disability                                                               3

9.  Reimbursement of Business and Other Expenses                             4

10. Termination of Employment                                                4

11. Confidentiality:  Cooperation with Regard to Litigation                 13

12. Non-competition                                                         14

13. Non-solicitation of Employees                                           15

14. Remedies                                                                15

15. Resolution of Disputes                                                  16

16. Indemnification                                                         16

17. Effect of Agreement on Other Benefits                                   17

18. Assignability:  Binding Nature                                          17

19. Representation                                                          17

20. Entire Agreement                                                        18

21. Amendment or Waiver                                                     18

22. Severability                                                            18

23. Survivorship                                                            18

24. Beneficiaries/References                                                18

25. Governing Law/Jurisdiction                                              19

26. Notices                                                                 19

27. Headings                                                                19

28. Counterparts                                                            20

                              EMPLOYMENT AGREEMENT


         AGREEMENT made and entered into as of the 3rd day of January, 2000 by and between Lechters, Inc., a New Jersey corporation (together with its successors and assigns, the "Company"), and David Cully ("Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ the Executive pursuant to an agreement embodying the terms of such employment (this "Agreement") and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

         1.       Definitions.

                  (a) "Approved Early Retirement" shall have the meaning set forth in Section 10(f) below.

                  (b)      "Base Salary" shall have the meaning set forth in
                           Section 4 below.

                  (c) "Board" shall have the meaning set forth in Section 3(a) below.

                  (d) "Cause" shall have the meaning set forth in Section 10(b) below.

                  (e) "Change in Control" shall have the meaning set forth in Section 10(c) below.

                  (f)      "Committee" shall have the meaning set forth in
                           Section 4 below.

                  (g) "Confidential Information" shall have the meaning set forth in Section 11(c) below.

                  (h) "Constructive Termination Without Cause" shall have the meaning set forth in Section 10(c) below.

                  (i)      "Effective Date" shall have the meaning set forth in
                           Section 2(a) below.

                  (j) "Normal Retirement" shall have the meaning set forth in Section 10(f) below.

                  (k) "Original Term of Employment" shall have the meaning set forth in Section 2(a) below.

                  (l)      "Renewal Term" shall have the meaning set forth in
                           Section 2(a) below.

                  (m) "Restriction Period" shall have the meaning set forth in Section 12(b) below.

                  (n) "Severance Period" shall have the meaning set forth in Section 10(c)(ii) below, except as provided otherwise in Section 10(e) below.

                  (o)      "Subsidiary" shall have the meaning set forth in
                           Section 11(d) below.

                  (p) "Term of Employment" shall have the meaning set forth in Section 2(a) below.

                  (q) "Termination Without Cause" shall have the meaning set forth in Section 10(c) below.

         2.       Term of Employment.

                  (a) The term of the Executive's employment under this Agreement shall commence on January 3, 2000 (the "Effective Date") and end on February 1, 2003 (the "Original Term of Employment"), unless terminated earlier in accordance herewith. The Original Term of Employment shall be automatically renewed for successive one-year terms (the "Renewal Terms") unless at least 180 days prior to the expiration of the Original Term of Employment or any Renewal Term, either Party notifies the other Party in writing that he or it is electing to terminate this Agreement at the expiration of the then current Term of Employment. "Term of Employment" shall mean the Original Term of Employment and all Renewal Terms.

                  (b) Notwithstanding anything in this Agreement to the contrary, upon the written request of the Company or the Executive, made more than one hundred eight (180) days prior to the expiration of the Original Term of Employment or the then current Renewal Term, the Parties shall meet to discuss the provisions of this Agreement as they will apply to the next Renewal Term. Neither party shall have any obligation to modify any of the terms of this Agreement for the next Renewal Term.

         3.       Position, Duties and Responsibilities.

                  (a) Generally. Executive shall serve as a senior executive, President and COO, of the Company, and his principal place of employment shall be within the State of New Jersey. Executive shall serve as a member of the Executive Committee, and shall have and perform such duties, responsibilities, and authorities as shall be specified by the CEO or Board of Directors from time to time and as are reasonable and customary for a senior executive of a publicly held corporation of the size, type, and nature of the Company as they may exist from time to time and as are consistent with such position and status. Executive shall devote substantially all of his business time and attention (except for periods of vacation or absence due to illness), and his best efforts, abilities, experience, and talent to his position and the businesses of the Company.

                  (b) Reporting. Members of the Company's senior management responsible for the following functional pyramids shall report to the Executive:

                           -     Finance;
                           -     Information Technology;
                           -     Logistics;
                           -     Real Estate;
                           -     Legal;
                           -     Store Operations;
                           -     Merchandising, Planning, Advertising & Visual;
                           -     Human Resources.

                  (c) Board Position. The Executive shall be elected to a seat on the Company's Board of Directors.

                  (d) Other Activities. Anything herein to the contrary notwithstanding, nothing in this Agreement shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs, and
(iii) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities under this Agreement.

         4.       Base Salary.

                  The Executive shall be paid an annualized salary, ("Base Salary") payable in accordance with the regular payroll practices of the Company (i.e. those applicable to executive salaried employees) of not less than $450,000, subject to review (not less frequently than annually) for increase at the discretion of the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board"). The Executive's Base Salary shall never be less than $450,000 per year at any time during his Term of Employment.

                  (a) Signing Bonus. On the next payday following thirty days after the Effective Date, the Company shall pay the Executive a Signing Bonus of One Hundred Fifty Thousand ($150,000) Dollars, less applicable withholding. The Signing Bonus shall be a one-time payment, paid in consideration of the Executive's loss of his 1999 bonus from his prior employer and shall be in addition to the Executive's Base Salary, annual incentive awards, long-term incentive programs and other compensation and benefits payable under this Agreement.

         5.       Annual Incentive Awards.

                  During the fiscal year ending January 31, 2001, the Company and the Executive will develop an Incentive Bonus Plan which will include annual established performance plan achievement goals with a target annual incentive award opportunity for the Executive of up to 75% of Base Salary. Payment of annual incentive awards shall be made at the same time that other senior-level executives receive their incentive awards, but no later than the April 10th immediately following the applicable fiscal year. For the first fiscal year ending January 31, 2001, the Executive's Incentive Bonus will be One Hundred Fifty Thousand ($150,000) Dollars, less applicable withholdings, and shall be paid not later than April 6, 2001.

         6.       Long-Term Incentive Programs.

                  (a) On the Commencement Date the Executive shall be issued options to purchase three hundred fifty thousand (350,000) shares of the Company's voting common stock at a purchase price of One and 594/1000 ($1.594) Dollars per share, vesting at seventy thousand (70,000) options per year on January 3, 2001, on January 3, 2002, on January 3, 2003, on January 3, 2004, and on January 3, 2005. The stock options shall be subject to the terms of the Company's Stock Option Plan.

                  (b) The Executive shall be eligible to participate in any of the Company's long-term incentive compensation programs (including other stock options and stock grants).

         7.       Employee Benefit Programs.

                  (a) Auto Allowance. The Company will pay the Executive a five hundred ($500) dollar per month auto allowance, plus an annual year-end "gross up" payment in amount necessary to cover income taxes on the auto allowance and the gross-up payment.

                  (b) Health Benefits. The Executive will be eligible to participate in the Company's group health insurance program throughout the Term of Employment, beginning with the Commencement Date of his employment.

                  (c) Life Insurance. Throughout the Term of Employment, the Company will provide the Executive with the premiums to purchase a term life policy for an amount equal to two times (2x) his annual Base Salary. The Executive may designate the owner and/or the beneficiary of the policy.

                  (d) Vacation. The Executive shall be entitled to such vacation, personal, and holiday time as are made available to the Company's senior-level executives; provided, however, that his vacation time shall not be less than four weeks per calendar year.


                  (e) General Benefits. During the Term of Employment, the Executive shall be entitled to participate in such employee pension and welfare benefit plans and programs of the Company as are made available to the Company's senior-level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, health, medical, dental, long-term disability, travel accident and life insurance plans.

         8.       Disability.

         ()       During the Term of Employment, as well as during the Severance
Period, the Executive shall be entitled to disability coverage as described in this Section 8(a). In the event the Executive becomes disabled, as that term is defined under the Company's Long-Term Disability Plan, the Executive shall be entitled to receive pursuant to the Company's Long-Term Disability Plan or otherwise, and in place of his Base Salary, an amount equal to 60% of his Base Salary, at the annual rate in effect on the commencement date of his eligibility for the Company's long-term disability benefits ("Commencement Date") for a period beginning on the Commencement Date and ending with the earlier to occur of (A) the Executive's attainment of age 65 or (B) the Executive's voluntary termination and commencement of retirement benefits from the Company in accordance with Section 10 (f) below. If (i) the Executive ceases to be disabled during the Term of Employment (as determined in accordance with the terms of the Long-Term Disability Plan), (ii) his position or another senior executive position is then vacant and (iii) the Company requests in writing that he resume such position, he may elect to resume such position by written notice to the Company within 30 days after the Company delivers its request. If he resumes such position, he shall thereafter be entitled to his Base Salary at the annual rate in effect on the Commencement Date and, for the year he resumes his position, a pro rata annual incentive award. If he ceases to be disabled during the Term of Employment and is offered his position or another senior executive position within 30 days after notifying the Company that he is no longer disabled, but does not resume his position in accordance with the preceding sentence, he shall be treated as if he voluntarily terminated his employment pursuant to Section 10(d) as of the date the Executive ceases to be disabled. If the Executive is not offered his position or another senior executive position within 30 days after notifying the Company that he is no longer disabled during the Term of Employment, he shall be treated as if his employment was terminated Without Cause pursuant to Section 10(c) as of the date the Executive ceases to be disabled.

         ()       During the period the Executive is entitled to receive
disability benefits pursuant to Section 8(a) above, he shall continue to be treated as an employee for purposes of all employee benefits and entitlements in which he was participating on the Commencement Date, including without limitation, the benefits and entitlements referred to in Sections 6 and 7 above, except that the Executive shall not be entitled to receive any further annual salary increases after the date he becomes disabled, but shall be entitled to a pro rata share of any annual incentive bonus and a pro rata share of any new long-term incentive plan grants for the period of his active employment during the calendar year the disability occurred.


         9.       Reimbursement of Business and Other Expenses.

                  The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, and the Company shall promptly reimburse him for all business expenses incurred in connection therewith, subject to documentation in accordance with such Company policies as are generally applicable to its senior executives. Auto insurance, gas and maintenance will be reimbursable as an expense item.

         10.      Termination of Employment.

                  (a) Termination Due to Death. In the event the Executive's employment with the Company is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to and their sole remedies under this Agreement shall be:

                           (i) base Salary through the date of death, which shall be paid in a single lump sum not later than 15 days following the Executive's death;

                           (ii) pro rata annual incentive award for the year in which termination occurs, based on performance valuation at the end of such year and payable in a cash lump sum promptly (but in no event later than 15 days) thereafter;

                           (iii) elimination of all restrictions on any deferred stock awards outstanding at the time of his death;

                           (iv) immediate vesting of all outstanding stock options and the right to exercise such stock options for a period of one year following death (or such longer period as may be provided in stock options granted to other similarly situated executive officers of the Company) or for the remainder of the exercise period, if less;

                           (v) immediate vesting of all outstanding long-term incentive awards and a pro rata payment of such awards based on target performance, payable in a cash lump sum promptly (but in no event later than 15 days) after his death;

                           (vi) The balance of any incentive awards earned as of January 31 of the prior fiscal year (but not yet paid), which shall be paid in a single lump sum not later than 15 days following the Executive's death;

                           (vii) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company, or which are required by applicable law.

                  (b)      Termination by the Company for Cause.

                           (i)      "Cause" shall mean:

                                    (A)      the Executive's willful and
                                             material breach of Sections 11, 12
                                             or 13 of this Agreement;

                                    (B)      the Executive is convicted of a
                                             felony involving moral turpitude;
                                             or

                                    (C)      the Executive engages in conduct
                                             that constitutes willful gross
                                             neglect or willful gross misconduct
                                             in carrying out his duties under
                                             this Agreement, resulting, in
                                             either case, in harm to the
                                             financial condition or reputation
                                             of the Company.

For purposes of this Agreement, an act or failure to act on Executive's part shall be considered "willful" if it was done or omitted to be done by him not in good faith, and shall not include any act or failure to act resulting from any incapacity of Executive.

                           (ii) A termination for Cause shall not take effect unless the provisions of this paragraph (ii) are complied with. The Executive shall be given written notice by the Company of its intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within 90 days of the Company's learning of such act or acts or failure or failures to act. The Executive shall have 20 days after the date that such written notice has been given to him in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, the Executive shall then be entitled to a hearing before the Committee of the Board. Such hearing shall be held within 25 days of such notice to the Executive, provided he requests such hearing within 10 days of the written notice from the Company of the intention to terminate him for Cause. If, within five days following such hearing, the Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

                           (iii) In the event the Company terminates the Executive's employment for Cause, he shall be entitled to and his sole remedies under this Agreement shall be:

                                    (A)      Base Salary through the date of the
                                             termination of his employment for
                                             Cause, which shall be paid in a
                                             single lump sum not later than 15
                                             days following the Executive's
                                             termination of employment;

                                    (B)      The balance of any incentive awards
                                             earned as of January 31 of the
                                             prior fiscal year (but not yet
                                             paid), which shall be paid in a
                                             single lump sum not later than 15
                                             days following the Executive's
                                             termination of employment;

                                    (C)      Other or additional benefits then
                                             due or earned in accordance with
                                             applicable plans and programs of
                                             the Company, or which are required
                                             by applicable law.

                  (c) Termination Without Cause or Constructive Termination Without Cause Prior to Change in Control. In the event the Executive's employment with the Company is terminated without Cause (which termination shall be effective as of the date specified by the Company in a written notice to the Executive, which shall not be effective sooner than 10 business days after the notice is delivered to the Executive), other than due to death, or in the event there is a Constructive Termination Without Cause (as defined below), in either case prior to a Change in Control (as defined below) the Executive shall be entitled to and his sole remedies under this Agreement shall be:

                           (i) Base Salary through the date of termination of the Executive's employment, which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

                           (ii) Base Salary, at the annualized rate in effect on the date of termination of the Executive's employment (or in the event a reduction in Base Salary is a basis for a Constructive Termination Without Cause, then the Base Salary in effect immediately prior to such reduction), for a period that is the longest of the following (the "Severance Period"):

                                    (A)      12 months or;

                                    (B)      2 months for each full or partial
                                             year that the Executive has been
                                             employed by the Company up to a
                                             maximum of twenty-four months;

                           (iii) immediate vesting of all outstanding stock options scheduled to vest during the Severance Period, and the right to exercise (to extent exercisable), such stock options during the Severance Period or for the remainder of the exercise period, if less:

                           (iv) immediate vesting of outstanding long-term incentive awards accrued and scheduled to vest during the Severance Period and payment of such incentive awards at the same time and in the same manner as the awards would have been paid had the Executive remained employed;

                           (v) the balance of any incentive awards earned as of January 31 of the prior fiscal year (but not yet paid), which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

                           (vi) continued participation in all medical, health and life insurance plans at the same benefit level at which he was participating on the date of the termination of his employment until the earlier of:

                                    (A)      the end of the Severance Period; or

                                    (B)      the date, or dates, he receives
                                             equivalent coverage and benefits
                                             under the plans and programs of a
                                             subsequent employer (such coverage
                                             and benefits to be determined on a
                                             coverage-by-coverage, or
                                             benefit-by-benefit, basis);
                                             provided that (1) if the Executive
                                             is precluded from continuing his
                                             participation in any employee
                                             benefit plan or program as provided
                                             in this clause (vi) of this Section
                                             10(c), he shall receive cash
                                             payments equal on an after-tax
                                             basis to the cost to him of
                                             obtaining the benefits provided
                                             under the plan or program in which
                                             he is unable to participate for the
                                             period specified in this clause
                                             (vi) of this Section 10(c), (2)
                                             such cost shall be deemed to be the
                                             lowest reasonable cost that would
                                             be incurred by the Executive in
                                             obtaining such benefit himself on
                                             an individual basis, and (3)
                                             payment of such amounts shall be
                                             made quarterly in advance; and

                           (vii) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company or which are required by law.

                  "Termination Without Cause" shall mean the Executive's employment is terminated by the Company for any reason other than Cause (as defined in Section 10(b)).

                  "Constructive Termination Without Cause" shall mean a termination of the Executive's employment at his initiative as provided in this
Section 10(c) following the occurrence, without the Executive's written consent, of one or more of the following events (except as a result of a prior termination):

                                    (A)      an assignment of any duties to
                                             Executive which are inconsistent
                                             with his status as a senior
                                             executive of the Company;

                                    (B)      any decrease in annual Base Salary
                                             from what is then being paid to him
                                             (e.g. even if the reduced Base
                                             Salary is still in excess of the
                                             $450,000 minimum Base Salary):

                                    (C)      any other failure by the Company to
                                             perform any material obligation
                                             under, or breach by the Company of
                                             any material provision of, this
                                             Agreement that is not cured within
                                             30 days, after specific written
                                             notice by the Executive thereof to
                                             the Company; or

                                    (D)      any failure to secure the agreement
                                             of any successor corporation or
                                             other entity to the Company to
                                             fully assume the Company's
                                             obligations under this Agreement;
                                             or

                                    (E)      the occurrence, without the
                                             Executive's written consent, of a
                                             relocation of his principal place
                                             of employment outside the State of
                                             New Jersey.

         A "Change in Control" shall be deemed to have occurred if there is:

                  a purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions (other than Donald Jonas or a group controlled by Donald Jonas), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 40 percent or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of Company or of the sale of all or substantially all of Company's assets.

                  (d) Voluntary Termination by the Executive. In the event of a termination of this Agreement pursuant to Section 2(a) or, a termination of employment by the Executive on his own initiative after delivery of 10 business days advance written notice [other than a termination due to death, a Constructive Termination Without Cause, or Approved Early Retirement or Normal Retirement pursuant to Section 10(f) below], the Executive shall have the same entitlements as provided in Section 10(b)(iii) above for a termination for Cause, provided that at the Company's election, furnished in writing to the Executive within 15 days following such notice of termination, (the time being of the essence) the Company shall in addition pay the Executive 100% of his Base Salary for a period of 12 months following such termination in exchange for the Executive not engaging in competition with the Company or any Subsidiary as set forth in Section 12(a) below. Notwithstanding any implication to the contrary, the Executive shall not have the right to terminate his employment with the Company during the Term of Employment except in the event of a termination of this Agreement pursuant to Section 2(a), a Constructive Termination Without Cause, Approved Early Retirement, or Normal Retirement, and any other voluntary termination of employment during the Term of Employment in violation of this Agreement shall be considered a material breach; provided, however, if the Company elects to pay the Executive 100% of his Base Salary in accordance with this Section 10(d), the Company shall waive any and all claims it may have against the Executive for any breach of this Agreement relating to his voluntary termination of employment unless the Executive is found by a court of competent jurisdiction not to be in compliance with Sections 11, 12 or 13, below; provided further, however, that, notwithstanding anything contained in the foregoing to the contrary, it is not the intention of the Company to waive any claims it may have against any third parties relating to a voluntary termination by the Executive in violation of this Agreement.

         In the event that the Executive anticipates a potential breach on his part of the voluntary termination provisions of this Agreement, he shall discuss the terms of his potential separation with the Company, at which point the Company will within 15 days advise the Executive based upon his representations, whether it will exercise its option to pay the Executive 100% of his Base Salary in exchange for the Executive not engaging in competition with the Company or any subsidiary as set forth in Section 12(a) below.

                  (e) Termination Without Cause: Constructive Termination Without Cause or Voluntary Termination Following Change in Control. In the event the Executive's employment with the Company is terminated by the Company without Cause (which termination shall be effective as of the date specified by the Company in a written notice to the Executive, and which shall not be effective sooner than 10 business days after the notice is delivered to the Executive), other than due to death, or in the event there is a Constructive Termination Without Cause (as defined above), in either case within one year following a Change in Control (as defined above), the Executive shall be entitled to and his sole remedies under this Agreement shall be:

                           (i) Base Salary through the date of termination of the Executive's employment, which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

                           (ii) an amount equal to two times the Executive's Base Salary at the annualized rate in effect on the date of termination of the Executive's employment (or in the event a reduction in Base Salary is a basis for a Constructive Termination Without Cause, then the Base Salary in effect immediately prior to such reduction), payable in a cash lump sum promptly (but in no event later than 15 days) following the Executive's termination of employment.

                           (iii) elimination of all restrictions on any deferred stock awards outstanding at the time of termination of employment;

                           (iv) immediate vesting of all outstanding stock options and the right to exercise such stock options during the Severance Period (as defined below) or for the remainder of the exercise period, if less;

                           (v) immediate vesting of all outstanding long-term incentive awards and a pro rata payment of such awards based on target performance, payable in a cash lump sum promptly (but in no event later than 15 days) following the Executive's termination of employment;

                           (vi) the balance of any incentive awards earned as of January 31 of the prior fiscal year (but not yet paid), which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

                           (vii) continued participation in all medical, health and life insurance plans at the same benefit level at which he was participating on the date of termination of his employment until the earlier of:

                                    (A)      the end of the Severance Period (as
                                             defined below); or

                                    (B)      the date, or dates, he receives
                                             equivalent coverage and benefits
                                             under the plans and programs of a
                                             subsequent employer (such coverage
                                             and benefits to be determined on a
                                             coverage-by-coverage, or
                                             benefit-by-benefit, basis);
                                             provided that (1) if the Executive
                                             is precluded from continuing his
                                             participation in any employee
                                             benefit plan or program as
                                             provided in this clause (ix) of
                                             this Section 10(e), he shall
                                             receive cash payments equal on an
                                             after-tax basis to the cost to him
                                             of obtaining the benefits provided
                                             under the plan or program in which
                                             he is unable to participate for the
                                             period specified in this clause
                                             (ix) of this Section 10(e), (2)
                                             such cost shall be deemed to be the
                                             lowest reasonable cost that would
                                             be incurred by the Executive in
                                             obtaining such benefit himself on
                                             an individual basis, and (3)
                                             payment of such amounts shall be
                                             made quarterly in advance; and

                           (viii) pro rata annual incentive award for the year in which termination occurs, based on performance evaluation at the end of such year and payable in a cash lump sum promptly (but in no event later than 15 days) thereafter;

                           (ix) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company, or which are required by applicable law.

For purposes of any termination pursuant to this Section 10(e), the term "Severance Period" shall mean the period of 24 months following the termination of the Executive's employment.

                  (f) Approved Early Retirement or Normal Retirement. Upon the Executive's Approved Early Retirement or Normal Retirement (each as defined below), the Executive shall be entitled to and his sole remedies under this Agreement shall be:

                           (i) Base Salary through the date of termination of the Executive's employment, which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

                           (ii) pro rata annual incentive award for the year in which termination occurs, based on performance valuation at the end of such year and payable in a cash lump sum promptly (but in no event later than 15 days) thereafter;

                           (iii) continued vesting (as if the Executive remained employed by the Company) of any deferred stock awards outstanding at the time of his termination of employment;

                           (iv) continued vesting of all outstanding stock options and the right to exercise such stock options for a period of one year following the later of the date the options are fully vested or the Executive's termination of employment (or such longer period as may be provided in stock options granted to other similarly situated executive officers of the Company) or for the remainder of the exercise period, if less;

                           (v) continued vesting (as if the Executive remained employed by the Company) of all outstanding long-term incentive awards and payment of such awards based on valuation at the end of the performance period, payable in a cash lump sum promptly (but in no event later than 15 days) thereafter;

                           (vi) the balance of any incentive awards earned as of January 31 of the prior fiscal year (but not yet paid), which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

                           (vii) continued participation in all medical, health and life insurance plans at the same benefit level at which he was participating on the date of the termination of his employment until the earlier of:

                                    (A)      the Executive's attainment of age
                                             65; or

                                    (B)      the date, or dates, he receives
                                             substantially equivalent coverage
                                             and benefits under the plans and
                                             programs of a subsequent employer
                                             (such coverage and benefits to be
                                             determined on a
                                             coverage-by-coverage, or
                                             benefit-by-benefit, basis);
                                             provided, that (1) if the Executive
                                             is precluded from continuing his
                                             participation in any employee
                                             benefit plan or program as provided
                                             in this clause (vii) of this
                                             Section 10(f), he shall receive
                                             cash payments equal on an after-tax
                                             basis to the cost to him of
                                             obtaining the benefits provided
                                             under the plan or program in which
                                             he is unable to participate for the
                                             period specified in this clause
                                             (vii) of this Section 10(f), (2)
                                             such cost shall be deemed to be the
                                             lowest cost that would be incurred
                                             by the Executive in obtaining such
                                             benefit himself on an individual
                                             basis, and (3) payment of such
                                             amounts shall be made quarterly in
                                             advance; and

                           (viii) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company, or which are required by applicable law.

         "Approved Early Retirement" shall mean the Executive's voluntary termination of employment with the Company at or after attaining age 60 if such termination is approved in advance by the Committee.

         "Normal Retirement" shall mean the Executive's voluntary termination of employment with the Company at or after attaining age 65.

                  (g) Duty to Mitigate. The Executive agrees that in the event of termination of employment under subparagraph (c), (d) or (e) above, he will use his best efforts to immediately secure alternative comparable employment which is not violative of the Non-Competition, Non-Solicitation and Confidentiality provisions contained herein. Upon securing alternative employment, the Executive will immediately notify the Company and the Company will reduce (but not below zero) all payments pursuant to paragraphs (c)(ii) [i.e. Base Salary during the applicable Severance Period] and/or (e)(ii) [i.e. Base Salary during the applicable Severance Period] by the base salary he is then being paid, but the Company shall continue to provide and pay all other remedies set forth in the applicable termination Section set forth above. The Executive's duty to mitigate shall not require that he seek nor accept any position that is not comparable to the one he has as a senior executive of the Company.] However, should the Executive accept non-comparable employment, Lechters may still reduce all payments made pursuant to paragraphs c(ii) and e(ii). If the Company has exercised its salary continuation option under paragraph 10(d), it may not reduce said salary continuation payments by more than 50% upon the Executive's securing alternative non-competitive employment. The Company agrees that in the event of termination of the Executive's employment under subparagraph (d) above, it will use its best efforts to mitigate its damages in accordance with the law.

                  (h)      Nature of Payments. Any amounts due under this
Section 10 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

                  (i) No Further Liability Release In the event of the Executive's termination of employment, payment made and performance by the Company in accordance with this Section 10 shall operate to fully discharge and release the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives from any further obligation or liability with respect to the Executive's rights under this Agreement. Other than payment and performance under this Section 10, the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives shall have no further obligation or liability to the Executive or any other person under this Agreement in the event of the Executive's termination of employment. The Company shall have the right to condition payments pursuant to paragraphs c(ii) [i.e. Base Salary during the applicable Severance Period] and/or (e)(ii) [i.e. Base Salary during the applicable Severance period]] of any severance or other amounts pursuant to this Section 10 upon the delivery by the Executive to the Company of a release in the form satisfactory to the Company releasing any and all claims the Executive may have against the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives under this Agreement.

         11.      Confidentiality: Cooperation with Regard to Litigation.

                  (a) During the Term of Employment and thereafter, the Executive shall not, without the prior written consent of the Company, disclose to anyone (except in good faith in the ordinary course of business to a person who will be advised by the Executive to keep such information confidential) or make use of any Confidential Information except in the performance of his duties hereunder or when required to do so by legal process, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) that requires him to divulge, disclose or make accessible such information. In the event that the Executive is so ordered, he shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such order.

                  (b) During the Term of Employment and thereafter, Executive shall not disclose the existence or contents of this Agreement beyond what is disclosed in the proxy statement or documents filed with the government unless and to the extent such disclosure is required by law, by a governmental agency, or in a document required by law to be filed with a governmental agency or in connection with enforcement of his rights under this Agreement. In the event that disclosure is so required, the Executive shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such requirement. This restriction shall not apply to such disclosure by him to members of his immediate family, his tax, legal or financial advisors, any lender, or tax authorities, or to potential future employers to the extent necessary, each of whom shall be advised not to disclose such information.

                  (c) "Confidential Information" shall mean all information concerning the business of the Company or any Subsidiary relating to any of their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies. Excluded from the definition of Confidential Information is information (i) that is or becomes part of the public domain, other than through the breach of this Agreement by the Executive or (ii) regarding the Company's business or industry properly acquired by the Executive in the course of his career as an executive in the Company's industry and independent of the Executive's employment by the Company. For this purpose, information known or available generally within the trade or industry of the Company or any Subsidiary shall be deemed to be known or available to the public.

                  (d) "Subsidiary" shall mean any corporation controlled directly or indirectly by the Company.

                  (e) The Executive agrees to cooperate with the Company, during the Term of Employment and thereafter (including following the Executive's termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company or any Subsidiary in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any Subsidiary, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any Subsidiary as requested; provided, however that the same does not materially interfere with his then current professional activities. The Company agrees to reimburse the Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

         12.      Non-competition.

                  (a) During the Restriction Period (as defined in Section 12(b) below), the Executive shall not engage in Competition with the Company or any Subsidiary. "Competition" shall mean engaging in any activity, except as provided below, for a Competitor of the Company or any Subsidiary, whether as an employee, consultant, principal, agent, officer, director, partner, shareholder (except as a less than one percent shareholder of a publicly traded company) or otherwise. A "Competitor' shall mean, (i) Linens & Things, Inc., Bed, Bath & Beyond, Inc. and any successor or successors thereto); (ii) any specialty or off price retailer if 40% or more of its revenues (based on the most recent quarterly or annual financial statements available) are derived from the sale of home textiles or housewares; (iii) any corporation, other entity, or start-up corporation or other entity engaged primarily or organized for the purpose of engaging primarily in the sale of home textiles or housewares. If the Executive commences employment or becomes a consultant, principal, agent, officer, director, partner, or shareholder of any entity that is not a Competitor at the time the Executive initially becomes employed or becomes a consultant, principal, agent, officer, director, partner, or shareholder of the entity, future activities of such entity shall not result in a violation of this provision unless (x) such activities were contemplated by the Executive at the time the Executive initially became employed or becomes a consultant, principal, agent, officer, director, partner, or shareholder of the entity or (y) the Executive commences directly or indirectly overseeing or managing the activities of an entity which becomes a Competitor during the Restriction Period, which activities are competitive with the activities of the Company or Subsidiary. The Executive shall not be deemed indirectly overseeing or managing the activities of such Competitor which are competitive with the activities of the Company or Subsidiary so long as he does not regularly participate in discussions with regard to the conduct of the competing business.

                  (b) For the purposes of this Section 12, "Restriction Period" shall mean the period beginning with the Effective Date and ending with:

                           (i)      in the case of a termination of the
                                    Executive's employment without Cause or a Constructive Termination Without Cause, the Restriction Period shall terminate immediately upon the Executive's termination of employment;

                           (ii)     in the case of a termination of the
                                    Executive's employment for Cause, the first anniversary of such termination;

                           (iii) in the case of a voluntary termination of the Executive's employment pursuant to
                                    Section 2(a) or 10(d) above followed by the Company's election to pay the Executive (and subject to the payment of) 100% of his Base Salary and the timely payment of such Base Salary, as provided in Section 10(d) above, the first anniversary of such termination;

                           (iv) in the case of a voluntary termination of the Executive's employment pursuant to
                                    Section 10(d) above which is not followed by the Company's election to pay the Executive such 100% of Base Salary [or upon the failure of the Company to make timely payment of such Base Salary after it has made such election], the date of such termination; or

                           (v) in the case of Approved Early Retirement or Normal Retirement pursuant to Section 10(f) above, the remainder of the Term of Employment.

         13.      Non-solicitation of Employees.

                  During the period beginning with the Effective Date and ending one year following the termination of the Executive's employment, the Executive shall not induce employees of the Company or any Subsidiary to terminate their employment; provided, however, that the foregoing shall not be construed to prevent the Executive from engaging in generic nontargeted advertising for employees generally. During such period, the Executive shall not hire, either directly or through any employee, agent or representative, any employee of the Company or any Subsidiary or any person who was employed by the Company or any Subsidiary within 180 days of such hiring.

         14.      Remedies.

                  In addition to whatever other rights and remedies the Company may have at equity or in law, if the Executive materially breaches any of the provisions contained in Sections 11, 12 or 13 above, and the Executive fails to fully cure said breach within 7 days of written notice of such breach, the Company shall have the right to immediately terminate all payments and benefits due under this Agreement and shall have the right to seek injunctive relief. The Executive acknowledges that such a breach of Sections 11, 12 or 13 would cause irreparable injury and that money damages would not provide an adequate remedy for the Company; provided, however, the foregoing shall not prevent the Executive from contesting the issuance of any such injunction on the ground that no violation or threatened violation of Section 11, 12 or 13 has occurred.

         15.      Resolution of Disputes.

                  Any controversy or claim arising out of or relating to this Agreement or any breach or asserted breach hereof or questioning the validity and binding effect hereof arising under or in connection with this Agreement, other than seeking injunctive relief under Section

14, shall be resolved by binding arbitration, to be held within the State of New Jersey at an office closest to the Company's principal offices where the Executive performs his primary services in accordance with the rules and procedures of the American Arbitration Association, except that disputes arising under or in connection with Sections 11, 12 and 13 above shall be submitted to the federal or state courts in the State of New Jersey. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Pending the resolution of any arbitration or court proceeding, the Company shall continue payment of all amounts and benefits due the Executive under this Agreement. All costs and expenses of any arbitration or court proceeding (including fees and disbursements of counsel) shall be borne by the respective party incurring such costs and expenses, but the Company shall reimburse the Executive for such reasonable costs and expenses in the event he substantially prevails in such arbitration or court proceeding.

         16.      Indemnification.

                  (a) Company Indemnity. The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or any Subsidiary or is or was serving at the request of the Company or any Subsidiary as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted, or authorized, by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board or, if greater, by the laws of the State of New Jersey against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, officer, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses to be incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses. The provisions of this Section 16(a) shall not be deemed exclusive of any other rights of indemnification to which the Executive may be entitled or which may be granted to him, and it shall be in addition to any rights of indemnification to which he may be entitled under any policy of insurance.

                  (b) No Presumption Regarding Standard of Conduct. Neither the failure of the Company (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 16(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the

Company (including its Board, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

                  (c) Liability Insurance. The Company agrees to continue and maintain a directors and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

         17.      Effect of Agreement on Other Benefits.

                  Except as specifically provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict the Executive's participation in any other employee benefit or other plans or programs in which he currently participates.

         18.      Assignability:  Binding Nature.

                  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred in connection with the sale or transfer of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law, and further provided that no such assignment by the Company shall relieve the Company of its obligations to the Executive under this Agreement. The Company further agrees that, in the event of a sale or transfer of assets as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 24 below.

         19.      Representation.

                  Each of the Parties represents and warrants to the other that he/it are fully authorized and empowered to enter into this Agreement and that the performance of his/its obligations under this Agreement will not violate any agreement between he/it and any other person, firm or organization.

         20.      Entire Agreement.

                  This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and, as of the Effective Date, supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto, including, without limitation any prior change in control agreement between the Parties.

         21.      Amendment or Waiver.

                  No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. Except as set forth herein, no delay or omission to exercise any right, power or remedy accruing to any Party shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

         22.      Severability.

                  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         23.      Survivorship.

                  The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

         24.      Beneficiaries/References.

                  The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         25.      Governing Law/Jurisdiction.

                  This Agreement shall be governed by and construed and interpreted in accordance with the laws of New Jersey without reference to principles of conflict of laws. Subject to Section 15, the Company and the Executive hereby consent to the jurisdiction of any or all of the following courts for purposes of resolving any dispute under this Agreement: (i) the United States District Court for New Jersey or (ii) any of the courts of the State of New Jersey. The Company and the Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and the Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it or he may now or hereafter have to such jurisdiction and any defense of inconvenient forum.

         26.      Notices.

                  Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Company:Lechters, Inc.
                                    1 Cape May Street
                                    Harrison, New Jersey 07029-2404
                                    Attention: Corporate Counsel and
                                    Senior Vice President Human Resources

If to the Executive:David Cully
                                    9 Meadow Run Road
                                    Princeton Junction, New Jersey 08550



         27.      Headings.

                  The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         28.      Counterparts.

                  This Agreement may be executed in two or more counterparts.


                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


LECHTERS, INC.


By:____________________________Executive:__________________________________
    Donald Jonas,                        David Cully,
    Chairman & CEO                       President & Chief Operating Officer